UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21,2008

BIOMETRX, INC.
(Exact name of registrant as specified in its Charter)

Delaware	0-15807	31-1190725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

500 North Broadway, Suite 204, Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

(516) 937-2828
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 21, 2008 the Company received a loan in the principal amount of $250,000 from Biometrics Investors, LLC (‘BIL”). In connection therewith the Company issued a 12% Secured Convertible Promissory Note (“Note”) to BIL. The Note matures one year from the date of issuance. Interest shall accrue until the earlier of the Company receiving an aggregate of $3,000,000 in funding or October 30, 2008.

The Note is secured by all of the assets of the Company’s wholly-owned subsidiary bioMETRX Florida, Inc. The Note is convertible at any time after the consummation of an equity financing by the Company of at least $3,000,000 into shares of the Company’s common stock at the rate of $.22 per share. To date, there are no terms on any future equity financings for the Company. The proceeds of this loan are being used by the Company substantially to support and integrate the assets of Sequiam Corporation into the Company.

The information included in Item 3.02 of this current report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

bioMETRX, Inc. (the “Company”) entered into a Securities Purchase Agreement dated as of April 25, 2008, with thirteen (13) investors relating to the issuance and sale, in a private placement (“Private Placement”) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 4,920,555 shares of the Company’s Common Stock priced at $0.18 per share and 2,460, 278 Common Stock Purchase Warrants (“Warrants”). As part of this Private Placement each investor has agreed to limit their sales of the Company’s common stock to 10% of their respective holdings during any thirty (30) day period. The Company received gross proceeds of $885,700 from the sale of the aforementioned securities. The proceeds of this Private Placement are being used primarily as working capital.

Each Warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $1.00 per share commencing on the date of issuance and expiring at the close of business on the fifth anniversary of the issuance date. The Warrants contain provisions that protect the holder against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications, or mergers. The Warrants do not have a cashless exercise provision.

Item 9.01 Financial Statements and Exhibits

c)	Exhibits

	10.1	12% Secured Convertible Promissory Note
	10.2	Form of Securities Purchase Agreement
	10.3	Form of Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMETRX, INC. (Registrant)

Date: May 1, 2008	By:	/s/ J. Richard Iler
J. Richard Iler Chief Financial Officer